                                                                   Exhibit 99(d)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.-- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

------------------------------------ -------------------       ------------------------------------ ----------------------
                                                                                                    Give the NAME and
                                     Give the NAME and                                              EMPLOYER
                                     SOCIAL SECURITY                                                IDENTIFICATION
For this type of account:            number of                 For this type of account:            number of--
------------------------------------ -------------------       ------------------------------------ ----------------------
1.  Individual                       The individual            6.  Sole proprietorship              The owner (3)

2.  Two or more individuals (joint   The actual owner          7.  A valid trust, estate, or        The legal entity (4)
    account)                         of the account                pension trust
                                     or, if combined
                                     funds, the first
                                     individual on the
                                     account (l)

3.  Custodian account of a minor     The minor (2)             8.  Corporate                        The corporation
    (Uniform Gift to Minors Act)

4.  a. The usual revocable savings   The grantor-              9.  Association, club, religious,    The organization
       trust account (grantor is     trustee (l)                   charitable, educational, or
       also trustee)                                               other tax-exempt organization

    b. So-called trust account       The actual                10. Partnership                      The partnership
       that is not a legal or        owner (l)
       valid trust under state law

5.  Sole proprietorship              The owner (3)             11. A broker or registered nominee   The broker or nominee

                                                               12. Account with the Department of   The public entity
                                                                   Agriculture in the name of a
                                                                   public entity (such as a State
                                                                   or local or government, school
                                                                   district, or prison) that
                                                                   receives agricultural program
                                                                   payments
------------------------------------ -------------------       ------------------------------------ ----------------------

(1) List first and circle the name of the person whose number you furnish. if only one person on a joint account has a social security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER                                           Payments of interest generally exempt from backup
If you don't have a taxpayer identification number, obtain   withholding include:
Form SS-5, Application for a Social Security Card, at the         o   Payments of tax-exempt interest (including
local Social Security Administration office, or Form SS-4,            exempt-interest dividends under Section 852).
Application for Employer Identification Number, by calling        o   Payments described in Section 6049(b)(5) to
1 (800) TAX-FORM, and apply for a number.                             nonresident aliens.
                                                                  o   Payments on tax-free covenant bonds under
PAYEES EXEMPT FROM BACKUP WITHHOLDING                                 Section 1451.
Payees specifically exempted from withholding include:            o   Payments made by certain foreign organizations.
     o   An organization exempt from tax under Section
         501(a), an individual retirement account (IRA),     Certain payments, other than payments of interest,
         or a custodial account under Section 403(b)(7),     dividends, and patronage dividends, that are exempt
         if the account satisfies the requirements of        from information reporting are also exempt from backup
         Section 401(f)(2).                                  withholding. For details, see Sections 6041, 6041A,
     o   The United Sates or a state thereof, the District   6042, 6044, 6045, 6049, 6050A and 605ON and the
         of Columbia, a possession of the United States,     regulations thereunder.
         or a political subdivision or wholly-owned agency
         or instrumentality of any one or more of the        EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO
         foregoing.                                          AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish
     o   An international organization or any agency or      your taxpayer identification number, write "Exempt" in
         instrumentality thereof.                            Part II, sign and date the form and return it to the
     o   A foreign government or any political               payer.
         subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:   PRIVACY ACT NOTICE. -- Section 6109 requires you to
     o   A corporation.                                      provide your correct taxpayer identification number to
     o   A financial institution.                            payers who must report the payments to the IRS. The IRS
     o   A dealer in securities or commodities required to   uses the numbers for identification purposes and to
         register in the United States, the District of      help verify the accuracy of your return and may also
         Colombia, or a possession of the United States.     provide this information to the Department of Justice
     o   A real estate investment trust.                     for civil and criminal litigation, and to cities,
     o   A common trust fund operated by a bank under        states, and the District of Columbia to carry out their
         Section 584(a).                                     tax laws. Payers must be given the numbers whether or
     o   An entity registered at all times during the tax    not recipients are required to file tax returns. Payers
         year under the Investment  Company Act of 1940.     must generally withhold 31% of taxable interest,
     o   A middleman known in the investment community as    dividend, and certain other payments to a payee who
         a nominee or custodian.                             does not furnish a taxpayer identification number to a
     o   A futures commission merchant registered with the   payer. Certain penalties may also apply.
         Commodity Futures Trading Commission.
     o   A foreign central bank of issue.                    PENALTIES
     o   A trust exempt from tax under Section 664 or
         described in Section 4947.                          (1)  FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.
Payments of dividends and patronage dividends generally      -- If you fail to furnish your taxpayer identification
exempt from backup withholding include:                      number to a payer, you are subject to a penalty of $50
     o   Payments to nonresident aliens subject to           for each such failure unless your failure is due to
         withholding under Section 1441.                     reasonable cause and not to willful neglect.
     o   Payments to partnerships not engaged in a trade     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT
         or business in the United States and that have at   TO WITHHOLDING. -- If you make a false statement with
         least one nonresident alien partner.                no reasonable basis that results in no backup
     o   Payments of patronage dividends not paid in money.  withholding, you are subject to a $500 penalty.
     o   Payments made by certain foreign organizations.     (3)  CRIMINAL PENALTY FOR FALSIFYING INFORMATION. --
     o   Section 404(k) payments made by an ESOP.            Willfully falsifying certifications or affirmations may
                                                             subject you to criminal penalties including fines
                                                             and/or imprisonment.

                                                             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                                                             OR THE INTERNAL REVENUE SERVICE


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